Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Glen F. Post, III, R. Stewart Ewing, Jr. and Stacey W. Goff, or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4, or on such other Form as may be determined to be applicable, of CenturyLink, Inc., a Louisiana corporation (the “Company”), relating to the registration under the Securities Act of 1933, as amended, of the Company’s 5.625% Senior Notes, Series X, due 2025 in connection with the Company’s exchange offer, and any and all amendments (including pre- or post-effective amendments) to any such registration statement, and to file any such instruments with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or such person’s substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I, the undersigned, have executed this Power of Attorney as of this 1st day of September, 2015.

Signature	Title	Date

/s/ William A. Owens	Chairman of the Board of Directors	September 1, 2015
William A. Owens

/s/ Harvey P. Perry	Vice Chairman of the Board of Directors	September 1, 2015
Harvey P. Perry

/s/ Virginia Boulet	Director	September 1, 2015
Virginia Boulet

/s/ Peter C. Brown	Director	September 1, 2015
Peter C. Brown

/s/ Richard A. Gephardt	Director	September 1, 2015
Richard A. Gephardt

/s/ W. Bruce Hanks	Director	September 1, 2015
W. Bruce Hanks

/s/ Gregory J. McCray	Director	September 1, 2015
Gregory J. McCray

Signature	Title	Date

/s/ C.G. Melville, Jr.	Director	September 1, 2015
C.G. Melville, Jr.

/s/ Glen F. Post, III	Director	September 1, 2015
Glen F. Post, III

/s/ Michael J. Roberts	Director	September 1, 2015
Michael J. Roberts

/s/ Laurie A. Siegel	Director	September 1, 2015
Laurie A. Siegel

/s/ Joseph R. Zimmel	Director	September 1, 2015
Joseph R. Zimmel